UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant (X)
Filed by a party other than the Registrant ( )

Check the Appropriate Box:

( )    Preliminary Proxy Statement
( )    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( )    Definitive Proxy Statement
(X)    Definitive Additional Materials
( )    Soliciting Material under §240.14a-12

HEARTLAND EXPRESS, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(X)	No fee required
( )	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

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(2)	Title of each class of securities to which transaction applies:	N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):	N/A
(4)	Proposed maximum aggregate value of transaction:	N/A
(5)	Total fee paid:	N/A

( )	Fee paid previously with preliminary materials	N/A

( )
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:	N/A
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(4)	Date Filed:	N/A

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Heartland Express, Inc. (the “Company”), dated April 3, 2020, furnished to stockholders of the Company of record as of March 16, 2020, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 1, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Dear Fellow Stockholders:

The 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc. ("the Company") which is scheduled for 8:00 a.m. Central Daylight Time, on Thursday, May 14, 2020, has been changed to an audio conference call accessible via telephone. Stockholders of record as of March 16, 2020, will be able to listen remotely to the Annual Meeting.

After reviewing the public health impacts of the COVID-19 pandemic across our state and local communities and considering the safety and well-being of our stockholders and employees, we have determined that the annual meeting will be held via teleconference.

The instructions for stockholders of record as of March 16, 2020, to call into the meeting are below:

-	Beginning at 7:45 a.m., up until the start time 8:00 a.m. Central Daylight Time, call 1-877-271-1828 and enter the Participant Passcode 77719219.

-	You will be prompted to state your name and personal identification number (personal identification number is your Control Number as provided in the voting materials - Voting Items).

If you haven't already done so, we ask you to promptly submit your proxy by Internet, Phone, or Mail in advance of the meeting as indicated in your proxy materials. The Company will publish final voting results of the Annual Meeting on a Form 8-K within four days after the Annual Meeting.

The health and well-being of our stockholders, our employees, and their respective families is most important to us and we appreciate your understanding and cooperation during these unusual and challenging times.

Sincerely,

/s/ Michael J. Gerdin
Michael J. Gerdin
Chairman of the Board
North Liberty, Iowa 52317
May 1, 2020